EXHIBIT 99.1

SUBSCRIPTION AGREEMENT

Regnum Corp.

1541 Ocean Avenue

Santa Monica, CA 90401

Tel: (310) 881-6954

The undersigned (the “Investor”) hereby confirms its agreement with Regnum Corp., a Nevada corporation (the “Company”), as follows:

1. This Subscription Agreement, including the Terms and Conditions For Purchase of Shares attached hereto as Annex I (collectively, (this “Agreement”) is made as of the date set forth below between the Company and the Investor.

2. The Company has authorized the issuance and sale to certain investors of shares (each a “Share,” collectively, the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), with such Shares to be issued at a purchase price of $0.01 (the “Purchase Price”).

3. The offering and sale of the Shares (the “Offering”) is being made pursuant to (1) an effective Registration Statement on Form S-1, No. 333-222083 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and declared effective on _____________, 2018 (including the base prospectus contained therein (the “Base Prospectus”)), and (2) a prospectus supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Company that has been or will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).

4. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Shares set forth below for the Purchase Price. The Shares shall be purchased pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by a placement agent and there is no minimum offering amount.

5. The settlement of the Shares purchased by the Investor shall be effected by delivery of a physical stock certificate to be issued and released by the Company’s transfer agent, at the Company’s direction. NO LATER THAN THIRTY (30) BUSINESS DAYS AFTER THE DELIVERY OF FUNDS, AND THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)

REMIT BY CHECK OR BANK DRAFT (CASHIER’S CHECK) MADE PAYABLE TO: REGNUM CORP. THE AMOUNT OF FUNDS EQUAL TO THE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ADDRESS:

REGNUM CORP.

1541 OCEAN AVENUE

SUITE 200

SANTA MONICA, CA 90401

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY DELIVERY OF CHECK OR BANK DRAFT TO REGNUM CORP. OFFICES IN A TIMELY MANNER, THE SHARES MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.

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6. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an Associated Person (as such term is defined under the FINRA’s NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering, acquired, or obtained the right to acquire, 10% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

7. The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, dated ______________, 2018, which is a part of the Company’s Registration Statement, the documents incorporated by reference therein and any Prospectus Supplement (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Shares Act, including the Prospectus Supplement and oral communications.

8. No offer by the Investor to buy Shares will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or the Placement Agent on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.

9. The Company acknowledges that the only material, non-public information relating to the Company or its subsidiaries that the Company, its employees or agents has provided to the Investor in connection with the Offering prior to the date hereof is the existence of the Offering.

Number of Shares: _____________

Purchase Price Per Share: $0.01

Aggregate Purchase Price: $ ____________

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

INVESTOR

By:
Print Name:
Title:
Address:

Email:

Agreed and Accepted
REGNUM CORP.

By:
Tiffani Jones, Chief Executive Officer

Dated as of:

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ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1. Authorization and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares.

2. Agreement to Sell and Purchase the Shares.

2.1 At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Shares set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Shares are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2 The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Shares to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

3. Closings and Delivery of the Shares and Funds.

3.1 Closing. The completion of the purchase and sale of the Shares (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company, and of which the Investors will be notified in advance by the Company. At the Closing, (a) the Company’s transfer agent will deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor (b) the aggregate purchase price for the Shares being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

3.2 Conditions to the Obligations of the Parties.

(a) Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Shares to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Shares being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

(b) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Shares will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, unless the Company shall have determined that the conditions to the closing have not been satisfied. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Shares that they have agreed to purchase from the Company. The Investor understands and agrees that, in the event that the Company in its sole discretion determines that the conditions to closing have not been satisfied, the Company may, but shall not be obligated to, terminate such Agreement, which shall have the effect of terminating this Subscription Agreement pursuant to Section 14 below.

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3.3 Settlement Procedures. The settlement of the Shares purchased by the Investor shall be effected by delivery of a physical stock certificate.

(a) Delivery of Funds. No later than three (3) business days after the execution of this Agreement by the Investor and the Company, the Investor shall remit by check or bank draft (cashiers check) the amount of funds equal to the aggregate purchase price for the Shares being purchased by the Investor to the following address designated by the Company:

Regnum Corp.

1541 Ocean Ave

Suite 200

Santa Monica, CA 90401

(b) Delivery of Shares. No later than thirty (30) business days after the delivery of funds, and the execution of this Agreement by the Investor and the Company. Upon the closing of the Offering, the Company shall direct the transfer agent to issue and deliver instructions provided by the Investor.

4. Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with the Company that:

4.1 The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the number of Shares set forth on the Signature Page, has received and is relying only upon the Disclosure Package and the documents incorporated by reference therein.

4.2 (a) No action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense and (c) no persons have been authorized to make and make any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Shares, except as set forth or incorporated by reference in the Base Prospectus, or the Prospectus Supplement.

4.3 The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

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4.4 The Investor understands that nothing in this Agreement, the Prospectus, the Disclosure Package or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

4.5 The Investor will maintain the confidentiality of all information acquired as a result of the transactions contemplated hereby prior to the public disclosure of that information by the Company in accordance with Section 13 of this Annex.

4.6 Since the time at which the Company first contacted such Investor about the Offering, the Investor has not disclosed any information regarding the Offering to any third parties (other than its legal, accounting and other advisors) and has not engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales (as defined herein) involving the Company’s securities). The Investor covenants that it will not engage in any purchases or sales of the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. The Investor agrees that it will not use any of the Shares acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

4.7 The Investor is acquiring the Shares solely for such Investor’s own account for investment purposes only and not with a view to or intent of resale or distribution thereof, in whole or in part. The Investor has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Shares, and the Investor has no plans to enter into any such agreement or arrangement.

4.8 The Investor has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Shares and is able to bear the economic risks of such investment.

4.9 The Investor is unaware of, is in no way relying on, and did not become aware of the Offering through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet (including, without limitation, internet “blogs,” bulletin boards, discussion groups and social networking sites) in connection with the Offering and sale of the Shares and is not subscribing for the Shares and did not become aware of the Offering through or as a result of any seminar or meeting to which the Investor was invited by, or any solicitation of a subscription by, a person not previously known to the Investor in connection with investments in securities generally.

4.10 The Investor meets the suitability standards set forth in the Investor Questionnaire attached hereto as Annex II.

4.11 The Investor has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby.

5. Survival of Representations, Warranties and Agreements; Third Party Beneficiary. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.

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6. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by e-mail or (b) if delivered from outside the United States, by International Federal Express or e-mail, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by e-mail, upon electronic confirmation of receipt, and will be delivered and addressed as follows:

(a) if to the Company, to:

Regnum Corp.

1541 Ocean Avenue

Santa Monica, CA 90401

Tel: (310) 881-6954

Attention: Tiffani Jones, Chief Executive Officer

Email: regnumcorp@aol.com

with a copy (which shall not constitute notice) to:

(b) if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Nevada, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

12. Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Shares to such Investor.

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ANNEX II

Regnum Corp.

INVESTOR SUITABILITY QUESTIONNAIRE FOR ENTITES

To: Prospective Purchasers of Regnum Corp (the "Company") Securities

Federal and state securities laws require that the Company issue its securities only to individuals and entities that meet certain qualifications.

The purpose of this Questionnaire is to elicit certain information from entities considering the purchase of the Company's securities. The information provided will be used and relied upon by the Company to determine whether federal and state securities laws allow the Company to offer and sell its securities to such purchasers. This Questionnaire is not an offer to sell securities.

All answers will be kept as confidential as possible. However, this Questionnaire may be shown to such persons as the Company deems appropriate to establish its entitlement to a private offering or other exemption under federal and state securities laws.

If any questions arise in answering this Questionnaire, please contact Regnum Corp., c/o Tiffani Jones, at (tel. - (310) 881-6954, email - regnumcorp@aol.com). After the Questionnaire is completed, please return it to the Company at the above address.

Please Print or Type

PLEASE ANSWER ALL QUESTIONS COMPLETELY AND EXECUTE

THE SIGNATURE PAGE

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INVESTOR QUESTIONNAIRE FOR ENTITIES

(All questions in this Questionnaire refer to the entity considering an investment in the Regnum Corp. and not to the individual completing this Questionnaire on behalf of such entity.)

1)	Name of prospective purchaser: _________________________________________

Name in which investment is to be registered, if different:

___________________________________________________________________

2)	Nature of Entity:

☐	Corporation	☐	Trust

☐	General Partnership	☐	IRA

☐	Limited Partnership	☐	Other: ____________________________________

State and date of legal formation: _____________________________________________

If entity is a trust, name of trustee(s): __________________________________________

______________________________________________________________________

3)	Address:	Mailing Address (if different):

Telephone: () _________________

Nature of Business: ______________________________________________________

______________________________________________________________________

4)	Send correspondence to:

(Name)

(Title)

Telephone: () ____________________

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5)	Please indicate whether the prospective purchaser is described by one or more of the following categories:

☐ a. National or state bank or savings and loan association: Yes    No

If yes, give jurisdiction under which it is chartered: _____________________

☐ b. A broker or dealer registered under Section 15 of the Securities Act of 1934: Yes    No

☐ c. Insurance company: Yes    No

☐ d. Investment company registered under Investment Fund Act of 1940: Yes    No

☐ e. Business Development Fund as defined in the Investment Fund Act of 1940: Yes    No

☐ f. Licensed Small Business Investment Fund: Yes    No

If yes, give license number: ____________________

☐ g. Employee benefit plan under ERISA:

If yes, is the investment decision being made by a plan fiduciary which is a bank, insurance company or registered investment advisor? Yes    No

Does the plan have total assets in excess of $5,000,000? Yes    No

If self-directed, are the investment decisions made by “accredited investors” as defined in Rule 501(a) of the Securities Act of 1933? Yes    No

☐ h. Private business development company As defined in Investment Advisers  Act of 1940: Yes    No

☐ i. Charitable tax exempt organization Under Section 501(c)(3) of Internal Revenue Code (whether or not IRS ruling obtained) with total assets in excess of $5,000,000: Yes    No

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☐ j. Any trust with total assets in excess of $5,000,000 that is not formed for the specific purpose of making this investment and whose purchase is directed by a “sophisticated person” as described in Rule 506(b)(2)(ii) under the Securities Act of 1933: Yes    No

☐ k. Any entity in which all of the investors Are “accredited investors” as defined in Rule 501(a) of the Securities Act of 1933: Yes    No

6)	Current net worth of the prospective purchaser: $

If the prospective purchaser is an investment general partnership that was not formed for the specific purpose of acquiring the securities in this offering, in addition to providing the net worth of the partnership, please provide the aggregate net worth of its general partners. If the prospective purchase is a trust, please provide the net worth of the trust itself.

7)	List below examples of equity investments made by the prospective purchaser over the past three years:

Form of investment	Type
(corporate securities,	(technology,	Approx.
limited partnership	industrial,	amount
interests, etc.)	real estate, etc.)	Invested

__________________	__________________	_________________
__________________	__________________	_________________
__________________	__________________	_________________

8)	Does the prospective purchaser, or its officers, directors, controlling shareholders or general partners have a pre-existing relationship with the Company, or any officer, director, or controlling shareholder of the Company, of such a nature as to be able to assess the character, business acumen and general business and financial circumstances of the Company or such person? If so, please describe the nature, duration and extent of any such relationship.

9)	Is the prospective purchaser, or its officers, directors, controlling shareholders or general partners related or otherwise connected with any other individual or entity potentially purchasing the Company's securities in this transaction? If so, please explain.

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10)	A Purchaser Representative is an advisor, broker, attorney or other individual who is not affiliated with or compensated by the Company and who will investigate and advise the prospective purchaser regarding the advantages of this investment. Has the prospective purchaser used or does it intend to use a Purchaser Representative to aid it in evaluating the merits and risks of this investment? If so, please give name, address and phone number of such person.

11)	Does the prospective purchaser (or if a Purchaser Representative is identified in No. 10 above, the prospective purchaser and its representative) have sufficient business and investment experience to evaluate the merits and risks of the prospective investment and to protect its interests in connection with this offering? If so, please explain.

12)	Was the prospective purchaser presented with or solicited by any publicly circulated or available newspaper, mail, radio or television, or any other form of general advertising, or is it aware of or did any of its agents or representatives attend any seminar open to the public, in connection with the offering of any securities by the Company? If so, please explain:

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13)	Does the prospective purchaser further represent as follows?

☐ a. Any purchase of securities of the Company will be solely for its own account and will not be made with a view to, or for sale in connection with, any distribution of such securities.

Yes    No

☐ b. It (and if the prospective purchaser is a trust, its beneficiaries) has adequate means of providing for its current needs and future contingencies. Any securities acquired by it will be acquired for investment and it has no need in the foreseeable future for liquidity in any investment in the Company.

Yes    No

☐ c. It (and if the prospective purchaser is a trust, its beneficiaries) is (are) able to bear the economic loss of the full amount of its investment in the Company.

Yes    No

☐ d. The prospective purchaser was not formed for the specific purpose of purchasing securities of the Company.

Yes    No

If the answer to d. is "Yes", what are the other purposes of the prospective purchaser?

Name of Prospective Purchaser

By:

Signature of Representative

Name of Representative – please print

Title of Representative

Date

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REGNUM CORP.

INVESTOR SUITABILITY QUESTIONNAIRE FOR INDIVIDUALS

To: Prospective Purchasers of Regnum Corp (the "Company") Securities

Federal and state securities laws require that the Company issue its securities only to individuals and entities that meet certain qualifications.

The purpose of this Questionnaire is to elicit certain information from individuals considering the purchase of the Company's securities. The information provided will be used and relied upon by the Company to determine whether federal and state securities laws allow the Company to offer and sell its securities to such purchasers. This Questionnaire is not an offer to sell securities.

All answers will be kept as confidential as possible. However, this Questionnaire may be shown to such persons as the Company deems appropriate to establish its entitlement to a private offering or other exemption under federal and state securities laws.

If any questions arise in answering this Questionnaire, please contact Regnum Corp., c/o Tiffani Jones, at (tel. - (310) 881-6954, email - regnumcorp@aol.com). After the Questionnaire is completed, please return it to the Company at the above address.

Please Print or Type

PLEASE ANSWER ALL QUESTIONS COMPLETELY AND EXECUTE

THE SIGNATURE PAGE

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INVESTOR QUESTIONNAIRE FOR INDIVIDUALS

1.	Name of Prospective Purchaser:

A.	Please print your name:

B.	Please print your spouse's name (if any):

C.	Please write the name(s) in which the investment is to be held:

2.	Domicile and Residence:

A.	Where is your principal place of residence?

B.

Please identify any other state or country where you own a residence, are registered to vote, pay income taxes or hold a driver's license, and describe your connection with such state or country:

3.	Net Worth:

A.	Approximate Net Worth NOT INCLUDING THE VALUE OF YOUR PRINCIPAL RESIDENCE (in USD) * [Check One]

                    Under $200,000

                    $200,000 — $500,000

                    $500,000 — $1,000,000

                    Over $1,000,000

* As used herein the term "net worth" means total assets in excess of total liabilities, and includes the net worth of your spouse.

B.	Approximate US dollar amount of net worth represented by principal residence:

$ .

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C.	What percentage of your net worth is represented by your proposed investment in the Company?

                      less than 10%

                      10 — 20%

                      more than 20%

4.	Individual income for preceding two taxable years:

[Check one for each year for both yourself and your spouse (if any) and indicate year to which it applies]

Yourself            Spouse (if any)

Under $50,000

$50,000 to $100,000

$100,000 to $150,000

$150,000 to $200,000

Over $200,000

5.	Estimated expected individual income for current taxable year:

[Check one for each year for both yourself and your spouse (if any) and indicate year to which it applies]

Yourself           Spouse (if any)

Under $50,000

$50,000 to $100,000

$100,000 to $150,000

$150,000 to $200,000

Over $200,000

6.	Prior investment experience:

A.	Please indicate the frequency of your investment in publicly traded securities in the last three years (Check One Box):

☐ 5 or more ☐ 1 or more but fewer than 5 ☐ None

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B.	Please indicate the frequency of your investment in securities in which no market is made in the last three years (Check One Box):

☐ 5 or more ☐ 1 or more but fewer than 5 ☐ None

C.	Please indicate the frequency of your investment in oil and gas, real estate, research and development or other tax-shelter type investments in the last three years (Check One Box):

☐ 5 or more ☐ 1 or more but fewer than 5 ☐ None

7.	Please describe your educational background:

8.	Do you have a pre-existing personal or business relationship with the Company, or any officer, director, or controlling shareholder of the Company, of such a nature as to allow you to assess the character, business acumen and general business and financial circumstances of the Company or such person? If so, please describe the nature, duration and extent of any such relationship.

9.	Are you related or otherwise connected with any other individual or entity associated with the Company or potentially purchasing the Company's securities? If so, please explain.

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10.	A Purchaser Representative is an advisor, broker, attorney or other individual who is not affiliated with or compensated by the Company and who will investigate and advise you regarding the advantages of this investment. Have you used or do you intend to use a Purchaser Representative to aid you in evaluating the merits and risks of purchasing securities of the Company? If so, please give the name, address and phone number of such person.

11.	Do you believe that you (or if a Purchase Representative is identified in No. 10 above, you and your representative) have sufficient business and investment experience to enable you to evaluate the merits and risks of holding securities of the Company and to protect your interests in connection with this transaction? If so, please explain.

12.	Do you further represent as follows?

A.	Any receipt of securities of the Company will be solely for your own account and will not be made with a view to, or for sale in connection with, any distribution of such securities.

Yes No

B.	You have adequate means of providing for your current needs and future contingencies. Any securities acquired by you will be acquired for investment and you have no need in the foreseeable future for liquidity in any investment in the Company.

Yes No

C.	You are able to bear the economic loss of the full amount of your investment in the Company.

Yes No

I certify that this Questionnaire is complete and correct. I understand that the Company is relying on the above to determine my suitability as a potential investor in the Company under applicable securities laws. I will notify the Company of any significant changes in the information contained above.

Name of Purchaser

Signature

Date

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